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                                  EXHIBIT 21.1

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      COMPANIES BY STATE OR JURISDICTION OF INCORPORATION OR ORGANIZATION

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CALIFORNIA
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New Avalon, Inc.
SJS Research Corporation
Event Merchandising, Inc.
Fillmore Fingers, Inc.
BG Presents, Inc.
Wolfgang Records
AKG, Inc.
West Coast Amphitheater Corp.
Shoreline Amphitheater, Ltd.
Audrey & Jane, Inc.
Fillmore Theatrical Services
Bill Graham Presents, Inc.
Bill Graham Enterprises, Inc.
The Album Network, Inc.
Shelli Meadows, Inc.
TBA Media, Inc.
Camarillo Amphitheater Managing Partners, Inc.
Bill Graham Management, Inc.
Tollin/Robbins Management, LLC
Robbins Entertainment Group, Inc.
Halcyon Days Productions, Inc.

CONNECTICUT
-----------
Connecticut Performing Arts, Inc.
Connecticut Concerts Incorporated
Northeast Ticketing Company
Southeast Ticketing Company
QN Corp.
NOC, Inc.
Connecticut Amphitheater Development Corporation
Sports Marketing and Television International, Inc.

DELAWARE
--------
Avalon Acquisition Corp.
Sunshine Designs, L.P.
Murat Center Concerts, Inc.
Suntex Acquisition, L.P.
Sunshine Designs, Inc.
SFX Productions and Publishing, Inc.

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BGE Yuba LLC
Marquee Alphabet City Records, Inc.
BGP Acquisition, LLC
QBQ Entertainment, Inc.
Sunshine Concerts, L.L.C.
SFX Media Marketing, Inc.
SFX Concerts of the Midwest, Inc.
Fillmore Corporation
Delsener/Slater Presents, Inc.
SFX Live, Inc.
Falk Associates Management Enterprises, Inc.
Financial Advisory Management Enterprises, Inc.
SFX Sports Group, Inc.
EMI Acquisition Sub, Inc.
DLC Corp.
Eagle Eye Entertainment USA Inc.
SFX Rights, Inc.
SFX Network Group, L.L.C.
The Marquee Group, Inc.
ProServ, Inc.
Oakdale Theater Concerts, Inc.
SFX Touring, Inc.
Atlanta Concerts, Inc.
Universal/PACE Amphitheatres Group, L.P.
SFX/SJS Publishing, Inc.
Murat Center Concerts, L.P.
Proserv UK, Inc.
Suntex Acquisition, Inc.
ETEK Corp.
Palace Theatre Operating Group, LLC
Marquee Tollin/Robbins, Inc.
SFX Delaware, Inc.
Westbury Music Fair, L.L.C.
Irving Plaza Concerts, Inc.
Ardee Festivals N.J., Inc.
Concert Acquisition Sub, Inc.
SFX Concerts, Inc.
Deer Creek Amphitheater Concerts, L. P.
Polaris Amphitheater Concerts, Inc.
Deer Creek Amphitheater Concerts, Inc.
Contemporary Group Acquisition Corp.
DLC Funding Corp.
Magicworks Entertainment Incorporated
International Music (USA) Inc.
International Music Tour I (USA) Inc.
International Music Tour II (USA) Inc.
Integrated Sports International, Inc.
BGP Denver, Inc.
Rosemont Consulting, Inc.
SFX Chicago, Inc.
CDC Acquisition, Inc.

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NEJA Group, L.L.C.

DISTRICT OF COLUMBIA
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Marco Entertainment, Inc.
JJB & DHW, Inc.

FLORIDA
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Movietime Entertainment, Inc.
Magicworks Entertainment International, Inc.
Magicworks Merchandising, Inc.
Performing Arts Management of North Miami, Inc.
Magicworks Fashion Management, Inc.
Magicworks Exhibitions, Inc.
Magicworks Sports Management, Inc.
PTG- Florida, Inc.
Magicsports-Grand Slam Management, Inc.
Magicworks Concerts, Inc.
Magicworks West, Inc.
Cellar Door Venues, Inc.
Cellar Door Consulting, Inc.
Grand Slam Sports Marketing, Inc.
Tennis Events, Inc.
Cellar Door Concerts of Florida, Inc.
Magicworks Transportation, Inc.
Touring Artists Group, Inc.
Cellar Door South East, Inc.
CDC/SMT, Inc.

GEORGIA
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Cooley and Conlon Management Co.
Southern Promotions, Inc.
High Cotton, Inc.

ILLINOIS
--------
The Entertainment Group, Inc.
SFX Realty Company of Illinois, Inc.
PCMT, Inc.

INDIANA
-------
Broadway Series Associates, Inc.

MARYLAND
--------
CDP, Inc.
Col Arts Associates, Inc.

MASSACHUSETTS
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American Artists Limited, Inc.
Boylston Street Theatre Corp.
Boston Playhouse Realty, Inc.
Tremont Street Theatre Corporation II, Inc.

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MICHIGAN
--------
Cellar Door Productions of Michigan, Inc.
SFX Festivals, Inc.
SFX Cincinnati, L.L.C.

MISSOURI
--------
Contemporary Sports Incorporated
Contemporary Productions Incorporated
Contemporary Group, Inc.
Contemporary Marketing, Inc.

NEVADA
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PEC, Inc.
Concerts, Inc.

NEW JERSEY
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Exit 116 Revisited, Inc.
Greater Detroit Theaters, Inc.
NTC Holding, Inc.

NEW MEXICO
----------
SFX of New Mexico, L.L.C.

NEW YORK
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The Booking Group, L.L.C.
Ant Theatrical Productions, Inc.
Beach Concerts, Inc.
Dumb Deal, Inc.
Delsener/Slater Enterprises, Ltd.
Athletes and Artists, Inc.
Broadway Concerts, Inc.
In House Tickets, Inc.
The Jekyll Company Limited Partnership

NORTH CAROLINA
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CDC Amphitheater/I, Inc.
Cellar Door Concerts of the Carolinas, Inc.
CDC of North Carolina, Inc.

OHIO
----
Broadway Series Management Group, Inc.
Magicworks Theatricals, Inc.
Touring Artists Group, Inc.

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SFX Arena Management, L.L.C.
SFX Club Management, L.L.C.
Ohio Arena Partners, LLC

OKLAHOMA
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Marquee Cambridge Golf, Inc.

PENNSVLVANIA
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SFX Radio Network, Inc.
DiCesare-Engler, Inc.
DiCesare-Engler Promotions, Inc.
Melody Tent and Amphitheater, Inc.
Ticket Service, Inc.

TEXAS
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PACE/Contemporary Motor Sports, Ltd.
PACE Entertainment Corporation
PACE Amphitheatres, Inc.
PACE Milton Keynes, Inc.
PACE AEP Acquisition, Inc.
PACE Entertainment GP Corp.
Entertainment Performing Arts, Inc.
American Broadway, Inc.
Network Presentations LLC
PACE Concerts, Ltd.
PACE Entertainment Group, Ltd.
PACE Concerts GP, Inc.
Rugrats American Tour, Ltd.
PACE Motor Sports, Inc.
PACE Productions, Inc.
SM/PACE, Inc.
PACE Variety Entertainment, Inc.
PACE U.K. Holding Corporation
PACE Theatrical Group, Inc.
PACE Music Group, Inc.

VIRGINIA
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Cellar Door Amphitheater, Inc.
Cellar Door Amphitheatres/II, Inc.
JJJ Amphitheater Limited Partnership
Cellar Door Productions of Virginia, Inc.
The Boathouse Food Service Co.

WISCONSIN
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Cellar Door North Central, Inc.

INTERNATIONAL
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ASIA
Magicworks Entertainment Asia Limited

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AUSTRALIA
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The Marquee Group (Australia) PTY Ltd

BERMUDA
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International Music Ltd.
International Music Tour I Ltd.
International Music Tour II Ltd.

CANADA (Ontario)
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International Music (Canada) Inc.
Eagle Eye Entertainment, Inc.
Step Entertainment Services Inc.

MEXICO
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The Entertainment Group, S.A. De C.V.

NETHERLANDS
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Concert Productions International B.V.

UNITED KINGDOM
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Concert Productions (UK) Limited
PACE (UK)
The Duke of York Theatre (Holdings)
The Marquee Group (UK) Limited

GENERAL PARTNERSHIPS
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Irvine Meadows Amphitheater
Connecticut Performing Arts Partners
Amphitheater Entertainment Partnership
Coral Sky Amphitheater Partnership
GSAC Partners
Pavilion Partners
PACE Entertainment Charitable Foundation
Bayou Place Performance Hall General Partnership
Air Show Partners
Texas Tarps
Tollin Robbins Productions
Walnut Creek Amphitheater Partnership
Conn Ticketing Company

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